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                                                                   Exhibit 10.61

                         UNITED STATES BANKRUPTCY COURT
                              DISTRICT OF DELAWARE

In re:                                  :
                                        :  Jointly Administered
BORDEN CHEMICALS AND                    :  Case No. 01-1268 (PJW)
PLASTICS OPERATING LIMITED              :
PARTNERSHIP, a Delaware limited         :
partnership, et al.,                    :
                                        :  Chapter 11
                        Debtors.        :
                                        :
                                        :

              FINAL ORDER AUTHORIZING BORDEN CHEMICALS AND PLASTICS OPERATING LIMITED PARTNERSHIP TO ENTER INTO MODIFIED
            LOAN AGREEMENT WITH BCP MANAGEMENT, INC. (DOCKET NO. 868)

          This matter coming before the Court on the Motion of the Debtors and Debtors in Possession for Authority to Enter Into an Amended Loan Agreement with BCP Management, Inc. (the "Motion"); the Court having reviewed the Motion and having heard the statements of counsel in support of the relief requested in the Motion at the final hearing held on the Motion on August 19, 2002 (the "Hearing"); and the Court having determined that the legal and factual bases set forth in the Motion and at the Hearing establish just cause for granting on a final basis the relief requested in the Motion, as agreed to by counsel on the record at the Hearing;

          THE COURT HEREBY FINDS THAT:

          A. The Court has jurisdiction over this matter pursuant to 28 U.S.C. Sections 157 and 1334.

          B.   This is a core proceeding pursuant to 28 U.S.C. Section 157(b)(2)
(M) and (O).

          C. Notice of the Motion and the Hearing was sufficient under the circumstances.

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          D.   A sound business purpose exists for Borden Chemicals and Plastics
Operating Limited Partnership ("BCP") to enter into the Modified Loan Agreement as amended (as that term is used in the Motion), pursuant to sections 363 and 364(a) of the United States Bankruptcy Code, 11 U.S.C. Sections 101-1330 (the "Bankruptcy Code"). In addition, entry into the Modified Loan Agreement as amended is appropriate under Section 105 of the Bankruptcy Code.

          IT IS HEREBY ORDERED THAT:

          1.   The Motion is GRANTED.

          2. Capitalized terms not otherwise defined herein shall have the meanings given to them in the Motion, the Modified Loan Agreement as amended, or the Note which is contemplated thereby.

          3. The terms and conditions of the Modified Loan Agreement as amended, the Note and Borrowing Certificate described therein are hereby approved on a final basis.

          4. BCP is hereby authorized to borrow on a final basis up to $8,000,000 from BCP Management, Inc. ("BCPM"), up to and until September 30, 2002, in accordance with the terms and conditions of the Modified Loan Agreement as amended and as discussed on the record at the Hearing.

          5. BCP may incur the debt contemplated by the Modified Loan Agreement as amended pursuant to Section 364(b) of the Bankruptcy Code with the protection afforded by Section 364(c) of the Bankruptcy Code. Such debt shall constitute a debt owed by BCP and not a contribution of capital into BCP by BCPM. Funds loaned by BCPM to BCP pursuant to the

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Modified Loan Agreement as amended shall constitute an allowed administrative expense under Section 503(b)(1)(A) of the Bankruptcy Code.

          IT IS SO ORDERED.

Dated:  August 19, 2002                       /s/ Peter J. Walsh
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                                           HONORABLE PETER J. WALSH

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